UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2013

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant’s telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Cummins Inc. (the “Company”) held its 2013 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on the following proposals:

●	The election of nine directors for a one year term to expire at the Company’s 2014 annual meeting of shareholders;

●	An advisory vote on the compensation of the Company’s named executive officers;

●	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2013; and

●	A shareholder proposal regarding an independent board chairman.

As of the March 15, 2013 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 189,737,819 shares of Common Stock were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 86.23% of all votes were represented at the Annual Meeting in person or by proxy.

The following are the final votes on the matters presented for shareholder approval at the Annual Meeting:

1.	Election of Nine Directors For A One Year Term To Expire at the Company’s 2014 Annual Meeting Of Shareholders
Name	For	Against	Abstain	Broker Non-Votes
N. Thomas Linebarger	141,283,148	5,249,010	1,473,997	15,607,340
William I. Miller	130,184,979	16,695,827	1,124,349	15,608,340
Alexis M. Herman	142,243,121	4,717,566	1,045,468	15,607,340
Georgia R. Nelson	146,400,274	597,352	1,008,529	15,607,340
Carl Ware	146,120,867	730,479	1,154,809	15,607,340
Robert K. Herdman	146,350,648	604,710	1,050,797	15,607,340
Robert J. Bernhard	146,323,833	511,449	1,170,873	15,607,340
Dr. Franklin R. Chang Diaz	146,434,687	547,257	1,024,211	15,607,340
Stephen B. Dobbs	146,427,759	528,803	1,049,593	15,607,340

2.           Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
142,533,900	3,981,906	1,489,966	15,607,723

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Auditors for 2013

For	Against	Abstain	Broker Non-Votes
160,202,984	2,287,845	1,122,666	N/A

4.           Shareholder Proposal Regarding Independent Board Chairman

For	Against	Abstain	Broker Non-Votes
45,045,383	101,517,296	1,443,068	15,607,748

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013

CUMMINS INC.
/s/ Marsha L. Hunt Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)